Exhibit 99.1

PRESS RELEASE

August 9, 2016

Arrowhead Pharmaceuticals Prices $45 Million Private Offering

PASADENA, Calif., August 9, 2016 — Arrowhead Pharmaceuticals Inc. (NASDAQ: ARWR) today announced that it has priced a private offering of its common stock with gross proceeds expected to be $45 million. The offering was priced at $5.90 per share.

Cantor Fitzgerald & Co. acted as sole placement agent for the offering.

Approximately 7.63 million shares of common stock are expected to be issued at the closing of the offering. The offering is expected to close on or about August 12, 2016, subject to the satisfaction of customary closing conditions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock to be issued and sold in the private placement.

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing. The company’s pipeline includes ARC-520 and ARC-521 for chronic hepatitis B virus infection, ARC-AAT for liver disease associated with alpha-1 antitrypsin deficiency, ARC-F12 for hereditary angioedema and thromboembolic disorders, ARC-LPA for cardiovascular disease, and ARC-HIF2 for renal cell carcinoma.

For more information please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company’s email list and receive news directly, please visit

http://ir.arrowheadpharma.com/alerts.cfm.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to finance our operations, the future success of our scientific studies, our ability to successfully develop drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, and the enforcement of our intellectual property rights. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

DYNAMIC POLYCONJUGATES is a trademark of Arrowhead Pharmaceuticals, Inc.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investor Relations:

The Trout Group

Chad Rubin

646-378-2947

ir@arrowheadpharma.com

Media:

Russo Partners

Matt Middleman, M.D.

212-845-4272

matt.middleman@russopartnersllc.com

Source: Arrowhead Pharmaceuticals, Inc.

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